     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON AUGUST 27, 2004
                                                      REGISTRATION NO. 333-66714

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                             ----------------------

                         POST-EFFECTIVE AMENDMENT NO. 1
                                       TO
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                             ----------------------

                          INSITUFORM TECHNOLOGIES, INC.
             (Exact name of registrant as specified in its charter)

            DELAWARE                                          13-3032158
 (State or other jurisdiction of                           (I.R.S. Employer
 incorporation or organization)                         Identification Number)

         702 SPIRIT 40 PARK DRIVE
          CHESTERFIELD, MISSOURI                             63005
 (Address of principal executive offices)                  (Zip Code)

                             ----------------------

                          INSITUFORM TECHNOLOGIES, INC.
                       2001 EMPLOYEE EQUITY INCENTIVE PLAN

                               CHRISTIAN G. FARMAN
                   VICE PRESIDENT AND CHIEF FINANCIAL OFFICER
                          INSITUFORM TECHNOLOGIES, INC.
                            702 SPIRIT 40 PARK DRIVE
                          CHESTERFIELD, MISSOURI 63005
                     (Name and address of agent for service)

   Telephone number, including area code, of agent for service: (636) 530-8000

                             ----------------------

                                    Copy to:
                             ROBERT M. LAROSE, ESQ.
                               THOMPSON COBURN LLP
                                ONE US BANK PLAZA
                            ST. LOUIS, MISSOURI 63101
                                 (314) 552-6000

                                              CALCULATION OF REGISTRATION FEE
========================= ================== ========================== ========================= =========================
  Title of Securities       Amount to be         Proposed Maximum           Proposed Maximum       Amount of Registration
         to be               Registered         Offering Price Per         Aggregate Offering               Fee
       Registered                                    Share(3)                   Price(3)
------------------------- ------------------ -------------------------- ------------------------- -------------------------
 Class A common stock,        1,000,000               $17.75                  $17,750,000                $2,248.93
    $0.01 par value         shares(1)(2)
========================= ================== ========================== ========================= =========================

(1)    Includes one attached Preferred Stock Purchase Right per share.

(2) Represents 1,000,000 shares added to the Insituform Technologies, Inc. 2001 Employee Equity Incentive Plan, as amended. The amended plan was approved at the Company's 2003 annual meeting of stockholders held on May 29, 2003.

(3) Estimated solely for purposes of computing the Registration Fee pursuant to the provisions of Section 457(h), based upon the average of the high and low sale prices of Class A common stock, $0.01 par value, of the Registrant as reported on the Nasdaq National Market on August 26,
       2004.

                             ----------------------

         This Post-Effective Amendment No. 1 to the Registration Statement on Form S-8 ("Registration Statement") incorporates by reference the contents and information set forth in the Registration Statement on Form S-8 (File No. 333-66714) filed with the Securities and Exchange Commission on August 3, 2001, pursuant to which the Registrant registered 1,000,000 shares of the Registrant's common stock, $0.01 par value, under the Insituform Technologies, Inc. 2001 Employee Equity Incentive Plan ("Plan").

         On May 29, 2003, the shareholders of the Registrant approved an amendment to the Plan increasing the total number of shares available under the Plan from 1,000,000 shares to 2,000,000 shares. This Post-Effective Amendment registers the additional 1,000,000 shares available under the Plan as a result of this amendment.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8.  Exhibits.
         --------

         See the Exhibit Index attached hereto.

                                   SIGNATURES

         THE REGISTRANT. Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the County of St. Louis County, State of Missouri, on August 27, 2004.

                                 INSITUFORM TECHNOLOGIES, INC.



                                 By  /s/ Christian G. Farman
                                    ------------------------------------------
                                    Christian G. Farman
                                    Vice President and Chief Financial Officer


                                POWER OF ATTORNEY

         Each person whose signature appears below hereby constitutes and appoints Christian G. Farman the undersigned's true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for the undersigned and in the undersigned's name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8 with respect to the 2001 Employee Equity Incentive Plan, and to file the same, with exhibits and any and all other documents filed with respect thereto, with the Securities and Exchange Commission (or any other governmental or regulatory authority), granting unto said attorney-in-fact and agent full power and authority to do and to perform each and every act and thing requisite and necessary to be done in ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

SIGNATURE                                                TITLE                                  DATE
---------                                                -----                                  ----

  /s/ Thomas S. Rooney, Jr.               President, Chief Executive Officer               August 27, 2004
------------------------------------                 and Director
Thomas S. Rooney, Jr.
Principal Executive Officer


  /s/ Christian G. Farman                 Vice President and Chief Financial               August 27, 2004
------------------------------------                    Officer
Christian G. Farman
Principal Financial and Accounting
Officer


  /s/ Robert W. Affholder                              Director                            August 27, 2004
-----------------------------------
Robert W. Affholder

SIGNATURE                                                TITLE                                  DATE
---------                                                -----                                  ----

  /s/ Paul A. Biddelman                                Director                            August 27, 2004
------------------------------------
Paul A. Biddelman


  /s/ Stephen P. Cortinovis                            Director                            August 27, 2004
------------------------------------
Stephen P. Cortinovis


  /s/ John P. Dubinsky                                 Director                            August 27, 2004
------------------------------------
John P. Dubinsky


  /s/ Juanita H. Hinshaw                               Director                            August 27, 2004
------------------------------------
Juanita H. Hinshaw


  /s/ Thomas N. Kalishman                              Director                            August 27, 2004
------------------------------------
Thomas N. Kalishman


  /s/ Sheldon Weinig                                   Director                            August 27, 2004
------------------------------------
Sheldon Weinig


  /s/ Alfred L. Woods                                  Director                            August 27, 2004
------------------------------------
Alfred L. Woods

                                  EXHIBIT INDEX

  EXHIBIT NO.
  -----------

      4.1 Restated Certificate of Incorporation, as amended, of the Company (incorporated by reference to Exhibit 3.1 to the quarterly report on Form 10-Q for the quarter ended June 30,
                  2000), and Certificate of Designation, Preferences and Rights of Series A Junior Participating Preferred Stock (incorporated by reference to Exhibit 3.1 to the annual report on Form 10-K for the year ended December 31, 2001).

      4.2 By-Laws, as amended, of the Company (incorporated herein by reference to Exhibit 3.1 to the Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 2003).

      4.3 Rights Agreement dated as of February 26, 2002 between the Company and American Stock Transfer & Trust Company (incorporated by reference to Exhibit 1 to the Registration Statement on Form 8-A dated March 8, 2002).

      5.1 Opinion of Thompson Coburn LLP as to the legality of the securities being registered.

      23.1        Consent of PricewaterhouseCoopers LLP.

      23.2        Consent of Arthur Andersen LLP*

      23.3        Consent of Thompson Coburn LLP (included in Exhibit 5.1).

      24.1        Power of Attorney (set forth on signature page hereto).

      99.1 Amended and Restated 2001 Employee Equity Incentive Plan (incorporated by reference to Appendix C to the definitive proxy statement on Schedule 14A filed on April 16, 2003 in connection with the 2003 annual meeting of stockholders).

---------------
* A currently dated consent from Arthur Andersen LLP has been omitted in reliance on Rule 437a under the Securities Act of 1933. Because Arthur Andersen LLP has ceased operations and has not consented to the incorporation by reference of its report for the year ended December 31, 2001, the ability of purchasers of securities sold hereunder to seek potential recoveries from Arthur Andersen LLP related to any claims that they may assert as a result of the audit performed by Arthur Andersen LLP will be limited significantly.